Exhibit 2.2

FIRST AMENDMENT TO ACQUISITION AGREEMENT AND PLAN OF MERGER

This First Amendment to Acquisition Agreement and Plan of Merger (this “Amendment”), dated April 29, 2022 (the “Amendment Date”), is made and entered into by and among urban-gro, Inc. a Delaware corporation (the “Buyer”), Emerald Merger Sub, Inc., a Colorado corporation (“Merger Sub”), Emerald Construction Management, Inc., a Colorado corporation (“Emerald”), Christopher W. Cullens, an individual, Charles W. Cullens, an individual, and Green Stone Property LLC, a Colorado limited liability company (collectively the “Sellers” and each a “Seller”), and, solely in his capacity as the Seller Representative, Christopher W. Cullens, an individual (the “Seller Representative”) and amends the Acquisition Agreement and Plan for Merger, dated March 13, 2022, by and among the Parties (the “Acquisition Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Acquisition Agreement.

RECITALS

A. The Parties entered into that certain Acquisition Agreement and Plan for Merger, dated March 13, 2022 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Acquisition Agreement”).

B. The Parties now desire to amend the Acquisition Agreement in accordance with Section 12.5 of the Acquisition Agreement as set forth in this Amendment.

AGREEMENT

Accordingly, intending to be legally bound hereby, the Parties agree as follows:

1. Recitals. The recitals set forth above are incorporated in and made a part of this Amendment.

2. Amendments. The Acquisition Agreement and the Disclosure Schedules are hereby amended as follows:

(a)	Definition of Applicable Share Price. The definition of “Applicable Share Price” is deleted in its entirety and replaced with the following:

“Applicable Share Price” means, (i) with respect to the Closing Payment Shares, the daily volume weighted average closing price of the Buyer Common Stock on the Exchange for the period consisting of the ten (10) consecutive trading days ending on and inclusive of March 13, 2022, and (ii) with respect to each tranche of Earnout Shares, the daily volume weighted average closing price of the Buyer Common Stock on the Exchange for the period consisting of the last ten (10) consecutive trading days of applicable Calculation Period (i.e., the Calculation Period with respect to which such tranche of Earnout Shares is issued).

(b)	Update to Schedule 6.9. Schedule 6.9 is updated in its entirety to read as set forth in Schedule 1 to this Amendment.

(c)	Update to Schedule 8.1(b)(xii). Schedule 8.1(b)(xiii) is renamed Schedule 8.1(b)(xii) and updated to include as items 7 and 8 thereon the matters listed on Schedule 2 to this Amendment.

3. Remaining Provisions of the Acquisition Agreement. Except as amended hereby, the terms of the Acquisition Agreement remain in full force and effect. On and after the Amendment Date, each reference in the Acquisition Agreement to “this Agreement” or words of similar import shall mean and be deemed to be a reference to the Acquisition Agreement as amended by this Amendment.

4. Miscellaneous. This Amendment may only be amended or modified by a written instrument executed by the Parties, and which makes reference to this Amendment. The provisions of Sections 12.1 (Notices), 12.3 (Counterparts), 12.7 (Severability), and 12.8 (Governing Law), and 12.11 of the Acquisition Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

[Signature Pages Follow]

1

The Parties have caused this Amendment to be duly executed and delivered as of the Amendment Date.

SELLERS:

EMERALD CONSTRUCTION MANAGEMENT, INC.

/s/ Charles W. Cullens
Charles W. Cullens
Title:	Member

/s/ Christopher W. Cullens
Christopher W. Cullens
Title:	Principal

GREEN STONE PROPERTY LLC

/s/ Charles W. Cullens
Charles W. Cullens
Title:	Member

/s/ Christopher W. Cullens
Christopher W. Cullens
Title:	Principal

/s/ Charles W. Cullens
Charles W. Cullens

/s/ Christopher W. Cullens
Christopher W. Cullens

SELLER REPRESENTATIVE:

/s/ Christopher W. Cullens
Christopher W. Cullens

[Signature Page to First Amendment to Acquisition Agreement]

The Parties have caused this Amendment to be duly executed and delivered as of the Amendment Date.

BUYER:

URBAN-GRO, INC.

By:	/s/ Bradley Nattrass
Name:	Bradley Nattrass
Title:	CEO

MERGER SUB:

EMERALD MERGER SUB, INC.

By:	/s/ Richard Akright
Name:	Richard Akright
Title:	CEO

[Signature Page to First Amendment to Acquisition Agreement]